UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 15, 2019

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1358

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, No Par Value	ESCA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02(b),(c) and (e) – Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2019, Escalade, Incorporated (“Escalade” or the “Company”) announced that David L. Fetherman, its President and Chief Executive Officer, informed Escalade that he intends to retire from his positions with the Company. Pending the hiring of his replacement, Mr. Fetherman has agreed to continue to serve as the Company’s President and Chief Executive Officer through the transition period. In addition, it is anticipated that Mr. Fetherman will continue to serve on Escalade’s Board of Directors until his successor takes office.

In connection with Mr. Fetherman’s impending retirement, he and Escalade have entered into the Agreement and Release dated as of November 21, 2019. Consistent with the terms of his Executive Severance Agreement dated as of June 9, 2016, and as amended as of June 25, 2019, the material terms of the Agreement and Release provide that: (a) Escalade will pay to Mr. Fetherman his salary through the end of his employment with the Company; (b) incentive compensation for Escalade’s 2019 fiscal year to the extent the incentives are met; (c) an additional payment equal to his one year base salary to be paid in pro rata installments over a period of twenty four months; (d) as of the end of his employment, Escalade will accelerate the vesting of all stock options previously granted to him, such stock options and awards of restricted stock units will remain in effect through their stated expiration dates, and settlements of the restricted stock units will be made on the payment dates specified in such awards with all conditions being deemed satisfied as of those dates; (e) continued participation in the Company’s medical plan and, if necessary for Mr. Fetherman to exercise his COBRA rights, Escalade will pay COBRA premiums on his behalf for up to twelve months; (f) following the end of Mr. Fetherman’s employment as Escalade’s President and Chief Executive Officer, Mr. Fetherman has agreed to serve as a consultant to the Company through the later of two years thereafter or March 9, 2022; (g) Mr. Fetherman has agreed to certain covenants in favor of Escalade, including a one year non-competition provision; and (h) Mr. Fetherman and Escalade have mutually released the other from any potential claims, except as otherwise provided in the Agreement.

A copy of the Agreement and Release is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the Agreement and Release is qualified in its entirety by reference to Exhibit 10.1.

Item 8.01 Other Events.

As stated above, on November 15, 2019, the Company issued a press release announcing that David Fetherman, the Company’s President and Chief Executive Officer, intends to retire from his positions with the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Agreement and Release dated as of November 21, 2019 by and between David L. Fetherman and Escalade, Incorporated

99.1	Press release dated November 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2019	ESCALADE, INCORPORATED

By: /s/ STEPHEN R. WAWRIN
Stephen R. Wawrin, Vice President and Chief Financial Officer

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